UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2020

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FAT	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock, par value $0.0001 per share	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

Underwritten Public Offering

On July 13, 2020, FAT Brands Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, a Division of Fordham Financial Management, Inc., for itself and as representative of the underwriters named therein (the “Underwriters”), to issue and sell in a public offering (the “Offering”) 360,000 shares of 8.25% Series B Cumulative Preferred Stock (“Series B Preferred Stock”) and 1,800,000 warrants (the “Warrants”) to purchase common stock at $5.00 per share. The Company also granted the Underwriters an option to purchase, for a period of 45 calendar days, up to an additional 54,000 shares Series B Preferred Stock and 270,000 Warrants. In the Underwriting Agreement, the Company agreed to pay the Underwriters an underwriting discount of 8.0% of the gross proceeds received by the Company in the Offering and issue five-year warrants exercisable for 1% of the securities sold in the Offering in the forms attached to the Underwriting Agreement. The Company estimates that the net proceeds from the Offering, after deducting the underwriting discount but prior to expenses, will be approximately $8.0 million. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Offering, on July 15, 2020 the Company filed with the Secretary of State of Delaware an Amended and Restated Certificate of Designation of Rights and Preferences of Series B Cumulative Preferred Stock, designating a total of 850,000 shares of Series B Preferred Stock (the “Certificate of Designation”), and on July 16, 2020 entered into a Warrant Agency Agreement with VStock Transfer, LLC, to act as the Warrant Agent for the Warrants (the “Warrant Agency Agreement”). The Warrant Agency Agreement sets forth the terms of the Warrants and includes the form of Warrant Certificate issued to investors in the Offering. The Warrants are exercisable beginning on the earlier of one year from the date of issuance or the consummation of a consolidation, merger or other similar business combination transaction involving the Company (or any of its subsidiaries) and its parent company, Fog Cutter Capital Group Inc., and will expire on July 16, 2025.

The foregoing descriptions of the Underwriting Agreement, Warrant Agency Agreement, Warrants and Certificate of Designation are qualified in their entirety by reference to the forms of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Exchange Transactions

On July 13, 2020, the Company entered into the following additional transactions:

1.	the Company entered into an agreement to redeem 80,000 outstanding shares of Series A Fixed Rate Cumulative Preferred Stock (the “Series A Preferred Stock”), plus accrued dividends thereon, held by Trojan Investments, LLC pursuant to a Stock Redemption Agreement that provides for the redemption at face value of a portion of such shares for cash from the proceeds of the Offering and the balance to be redeemed in $2 million tranches every six months, with the final payment due by December 31, 2021; an agreement to redeem 5,000 outstanding shares of Series A Preferred Stock, plus accrued dividends thereon, held by Ridgewood Select Value Fund LP and its affiliate at face value for cash from the proceeds of the Offering; and an agreement to exchange 15,000 outstanding shares of Series A Preferred Stock, plus accrued dividends thereon, held by Fog Cutter Capital Group, Inc. at face value for shares of Series B Preferred Stock valued at $25.00 per share;

2.	the Company entered into an agreement to exchange all outstanding shares of Series A-1 Fixed Rate Cumulative Preferred Stock, plus accrued dividends thereon, at face value for shares of Series B Preferred Stock valued at $25.00 per share pursuant to a Settlement, Redemption and Release Agreement with the holders of such shares; and

3.	the Company entered into an agreement to exchange 34,284 outstanding warrants issued in October 2019 for 285,700 Warrants (the same class issued in the offering), pursuant to Warrant Exchange Agreements with the holders of the warrants in consideration of their consent to amend and restate the terms of the Series B Cumulative Preferred Stock.

The transactions described above were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws.

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Item 3.02 Unregistered Sales of Equity Securities.

The information under the heading “Exchange Transactions” under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 15, 2020, the Company filed with the Secretary of State of the State of Delaware the Certificate of Designation, which authorizes a total of 850,000 shares of Series B Preferred Stock and amended and restated the rights, preferences and privileges of the Series B Preferred Stock to reflect the following terms:

Liquidation preference. If the Company liquidates, dissolves or winds up, or undergoes a change of control, holders of Series B Preferred Stock will have the right to receive $25.00 per share, plus all accumulated, accrued and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of Common Stock or equity securities the terms of which provide that such equity securities will rank junior to the Series B Preferred Stock. The rights of holders of Series B Preferred Stock to receive their liquidation preference also will be subject to the proportionate rights of capital stock ranking in parity with the Series B Preferred Stock as to liquidation.

Dividends. Holders of Series B Preferred Stock will be entitled to receive, when, as and if declared by the Company’s Board of Directors, cumulative cash dividends payable monthly in an amount per share equal to $2.0625 each year, which is equivalent to 8.25% per annum of the $25.00 liquidation preference per share. Dividends on the Series B Preferred Stock will be payable monthly in arrears. To the extent declared by the Board, dividends will be payable not later than twenty (20) days after the end of each calendar month. Dividends on the Series B Preferred Stock will accumulate whether or not the Company’s has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by the Board. If the Company fails to make a cash dividend payment with respect to 12 or more consecutive or non-consecutive monthly dividends, the dividend rate on the Series B Preferred Stock will increase to $2.50 per share each year, which is equivalent to 10% of the $25.00 liquidation preference per share until the Company has paid all accumulated accrued and unpaid dividends on the Series B Preferred Stock in full and has paid accrued dividends for all dividend periods during the two most recently completed dividend periods in full. In addition, if the Company fails to make a cash dividend payment with respect to 18 or more consecutive or non-consecutive monthly dividends, the holders of the Series B Preferred Stock, voting as a separate class, will be entitled to vote for the election of two additional directors to serve on the Company’s Board of Directors until all dividends that are owed have been paid in full.

Call Feature. The Company may, at its option, redeem the Series B Preferred Stock, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to the date of redemption and a redemption premium. The redemption premium will initially be set at 10% of the $25.00 liquidation preference per share, and will decrease by two percentage points per year until it terminates on the five-year anniversary of the initial issuance date (July 16, 2025).

Information rights. During any period in which the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any shares of Series B Preferred Stock are outstanding, the Company will (i) transmit by mail to all holders of Series B Preferred Stock, copies of the annual reports and quarterly reports that the Company would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company was subject to those sections (other than exhibits that would have been required) and (ii) promptly upon written request, make available copies of such reports to any prospective holder of Series B Preferred Stock.

Ranking. The Series B Preferred Stock, with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, will rank (i) senior to the Company’s Common Stock, Series A-1 Preferred Stock, and any other class of equity securities the terms of which provide that such equity securities will rank junior to the Series B Preferred Stock; (ii) on a parity (pari passu) with the Company’s Series A Preferred Stock, and any other equity securities the terms of which provide that such equity securities will rank without preference or priority over the other; and (iii) junior to any equity securities the terms of which provide that such equity securities will rank senior to the Series B Preferred Stock, and to all of the Company’s existing and future debt, including, prior to conversion of such debt, any debt convertible into the Company’s equity securities.

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Voting rights. The Series B Preferred Stock will not vote with the Common Stock, but will have voting rights as required by law and majority consent rights to approve (i) any merger, consolidation or share exchange that materially and adversely affects the rights, preferences or voting power of the Series B Preferred Stock, unless the Series B Preferred Stock is converted into or exchanged for (A) cash equal to or greater than the applicable redemption price per share or (B) preferred shares of the surviving entity having rights, preferences and privileges that are materially the same as those of the Series B Preferred Stock; (ii) any amendment of the Company’s Amended and Restated Certificate of Incorporation or Certificate of Designation establishing the Series B Preferred Stock to materially and adversely affect the rights of the Series B Preferred Stock; or (iii) declaring or paying any junior dividends or repurchasing any junior securities when all dividends on the Series B Preferred Stock have not been paid in full in cash.

Transfer and Dividend Paying Agent. V Stock Transfer, LLC has been appointed as the transfer and dividend payment agent and registrar in respect of the Series B Preferred Stock.

The foregoing description of the terms pertaining to the Series B Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01. Other Events.

On July 16, 2020, the Company issued a press release announcing the completion of the underwritten public offering of Series B Preferred Stock and Warrants. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
1.1	Underwriting Agreement, dated July 13, 2020, between the Company and ThinkEquity, a Division of Fordham Financial Management, Inc.
3.1	Amended and Restated Certificate of Designation of Rights and Preferences of Series B Cumulative Preferred Stock, filed on July 15, 2020
10.1	Warrant Agency Agreement, dated July 16, 2020, between the Company and VStock Transfer, LLC, to act as the Warrant Agent (including the form of Warrant Certificate)
99.1	Press release dated July 16, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 16, 2020

FAT Brands Inc.

By:	/s/ Andrew A. Wiederhorn
Andrew A. Wiederhorn
Chief Executive Officer

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